Exhibit 10.1
INDEMNITY AGREEMENT
     This Indemnity Agreement (this “Agreement”), dated as of the 24th day of March, 2006, is made by and between Inter-Tel, Incorporated, an Arizona corporation (the “Company”), and the undersigned director and/or officer of the Company (the “Indemnitee”).
RECITALS
     A. The Company is aware that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to the exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.
     B. The Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company, it is necessary for the Company contractually to indemnify directors and officers and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company.
     C. The Arizona Revised Statutes empower the Company to eliminate the personal liability of any director of the Company to the Company or its shareholders for monetary damages for any action taken or any failure to take any action as a director and to indemnify by agreement its present and former directors and officers against liability incurred in a proceeding.
     D. It is the intention of the Company that no director or officer of the Company shall have any personal liability to the Company or its shareholders for monetary damages for any action taken or any failure to take any action and that the Company indemnify and advance expenses to, to the fullest extent allowed by law, to any director or officer that incurs liability or expense by reason of such person acting as a director or officer of the Company.
     E. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.
          1.1 Company. The “Company” shall include, in addition to its subsidiaries any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
          1.2 Director. “Director” means an individual who is or was a director of the Company or an individual who, while a director of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director is considered to be serving an employee benefit plan at the Company’s request if the director’s duties to the Company also impose duties on or otherwise involve services by the director to the plan or to participants in or beneficiaries of the plan. Director includes the estate or personal representative of a director.
          1.3 Expenses. “Expenses” includes attorney fees and all other costs and expenses reasonably related to a proceeding. Without limiting the foregoing and to the extent not prohibited by the Arizona Revised Statutes, expenses include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all disbursements and other out-of-pocket costs of attorneys) actually and reasonably incurred by the indemnified person in connection with the investigation, defense, or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, the Arizona Revised Statutes, or otherwise.
          1.4 Liability. “Liability” means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and includes obligations and expenses that have not yet been paid by the indemnified person but that have been or may be incurred.
          1.5 Officer. “Officer” means an individual who is or was an officer of the Company or an individual who, while an officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An officer is considered to be serving an employee benefit plan at the Company’s request if the officer’s duties to the Company also impose duties on or otherwise involve services by the officer to the plan or to participants in or beneficiaries of the plan. Officer includes the estate or personal representative of an officer.
          1.6 Official Capacity. “Official capacity” means, if used with respect to a director, the office of director in the Company and, if used with respect to an officer, the office in the Company held by the officer. Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.
          1.7 Outside Director. “Outside director” means a director who, when serving as a director, was not an officer, employee, or holder of more than five percent of the outstanding shares of any class of stock of the Company or of any affiliate of the Company.
          1.8 Party. “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          1.9 Proceeding. “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
          1.10 Subsidiary. “Subsidiary” means any corporation or other entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries, or by one or more of the Company’s subsidiaries.
     2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves the Company, faithfully and to the best of the Indemnitee’s ability, as long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company and any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.
     3. Directors’ and Officers’ and Other Insurance. The Company shall, to the extent that the Board determines it to be economically reasonable, purchase and maintain insurance, including directors’ and officers’ liability insurance (“D&O Insurance”) and retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the Company or who, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the Company would have power to indemnify or advance expenses to the individual against the same liability under this Agreement. Any insurance will be on such terms and conditions as may be approved by the Board.
     4. Indemnification.
          4.1 Mandatory Indemnification of Outside Directors and Officers. The Company shall indemnify its outside directors and, subject to Section 9.3 of this Agreement, its officers who are not directors against liability, subject to Section 9.1 of this Agreement. This right to indemnification against liability under this Section 4.1 is independent of any right to indemnification provided elsewhere under this Agreement, including Sections 4.2, 8.1, 8.2, and 8.5. This right to indemnification under this Section 4.1 is not subject to the prohibitions of Section 8.3 of this Agreement, and the Company shall not be obligated to make a submission under Section 8.4 of this Agreement in the event this Section 4.1 right to indemnification is applicable.
          4.2 Third-Party Actions. Subject to Section 9.2 of this Agreement, the Company shall indemnify and advance expenses to an individual made party to a proceeding (other than an action by or in the right of the Company) for all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by the director or officer in connection with the investigation, defense, settlement, or appeal of such proceeding) because either (a) the individual was made party to the proceeding because the individual is or was a director or officer of the Company, if (i) the conduct of the director or officer was in good faith, (ii) the director or officer reasonably believed that the conduct was in the best interests of the Company in the case of conduct in an official capacity, (iii) the director or officer reasonably believed that the conduct was at least not opposed to the best interests of the Company in all other cases, (iv) the director or officer had no reasonable cause to believe the conduct was unlawful in the case of any criminal proceedings or, (v) the director or officer reasonably believed the conduct with respect to an employee benefit plan was in the interests of the participants in and beneficiaries of the employee benefit plan or, (b) the director or officer engaged in conduct for which broader indemnification has been made permissible or obligatory under the Company’s Articles of Incorporation.
          4.3 Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such have been paid to the Indemnitee by D&O Insurance.
     5. Partial Indemnification and Contribution.
          5.1 Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement, or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount, except as to the portion thereof to which the Indemnitee is not entitled to indemnification.
          5.2 Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Arizona General Corporation Law, then in respect of any threatened, pending, or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.
     6. Advancement of Expenses.
          6.1 Mandatory Indemnification Against Reasonable Expenses for Prevailing Party. The Company shall indemnify a director or officer who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding.
          6.2 Mandatory Expense Advancement for Outside Directors and Officers Who Are Not Directors. Subject to Section 9.1 and Section 9.3 of this Agreement, the Company shall pay an outside director’s and an officer’s expenses in advance of a final disposition of a proceeding if the director or officer (a) furnishes the Company with a written affirmation of the director’s and officer’s good faith belief that (i) the conduct of the director or officer was in good faith, (ii) the director or officer reasonably believed that the conduct was in the best interests of the Company in the case of conduct in an official capacity, (iii) the director or officer reasonably believed that the conduct was at least not opposed to the best interests of the Company in all other cases, (iv) the director or officer had no reasonable cause to believe the conduct was unlawful in the case of any criminal proceeding, or (v) the director or officer reasonably believed the conduct with respect to an employee benefit plan was in the interests of the participants in or beneficiaries of the employee benefit plan, and (b) the director or officer furnishes the Company with a written undertaking executed personally, or on the director’s or officer’s behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct.
          6.3 Inside Directors and Officers. Subject to Section 9.3 below, the Company shall pay or advance the reasonable expenses incurred by a director, who is not an outside director, or by an officer who is a party to a proceeding in advance of the final disposition of the proceeding if both of the following conditions are met: (a) either (i) the director or officer furnishes the Company with a written affirmation of the director’s or officer’s good faith belief that (A) the conduct of the director or officer was in good faith, (B) the director or officer reasonably believed that the conduct was in the best interests of the Company in the case of conduct in an official capacity, (C) the director or officer reasonably believed that the conduct was at least not opposed to the best interests of the Company in all other cases, (D) the director or officer had no reasonable cause to believe the conduct was unlawful in the case of any criminal proceeding, or (E) the director or officer reasonably believed the conduct with respect to an employee benefit plan was in the interests of the participants in or beneficiaries of the employee benefit plan, or (ii) that the proceeding involves conduct for which liability has been eliminated under a provision of the Company’s Articles of Incorporation pursuant to Section 10-202, subsection B, paragraph 1 of the Arizona Revised Statutes, and (b) the director or officer furnishes the Company with a written undertaking, executed personally or on behalf of the director or officer, to repay the advance if the director or officer is not entitled to mandatory indemnification under Section 10-852 of the Arizona Revised Statutes and it is ultimately determined under Section 10-854 or Section 10-855 of the Arizona Revised Statutes that the director or officer did not meet the standard of conduct.
          6.4 Derivative Actions. Subject to Section 9.2 of this Agreement, the Company shall advance expenses actually and reasonably incurred by a director or officer who is a party to any proceeding by or in the right of the Company to procure a judgment in its favor because either (a) the individual was made party to the proceeding because the individual is or was a director or officer of the Company, if (i) the conduct of the director or officer was in good faith, (ii) the director or officer reasonably believed that the conduct was in the best interests of the Company in the case of conduct in an official capacity, (iii) the director or officer reasonably believed that the conduct was at least not opposed to the best interests of the Company in all other cases, (iv) the director or officer had no reasonable cause to believe the conduct was unlawful in the case of any criminal proceeding, or (v) the director or officer reasonably believed the conduct with respect to an employee benefit plan was in the interests of the participants in and beneficiaries of the employee benefit plan or, (b) the director or officer engaged in conduct for which broader indemnification has been made permissible or obligatory under the Company’s Articles of Incorporation.
          6.5 Rights Independent. The rights to advancement of expenses provided in Sections 6.1, 6.2, 6.3, and 6.4 above are all independent of one another and an officer or director who is entitled to expense advancement under any of such sections shall not be denied expense reimbursement because the officer or director is not entitled to expense advancement under another of such sections.
          6.6 Adverse Determination. The termination of a proceeding by judgment, order, settlement, or conviction or on a plea of no contest or its equivalent is not of itself determination that the director or officer did not meet the standards set forth in Section 4.2 or Section 6.3 of this Agreement.
     7. Notice and Other Indemnification Procedures.
          7.1 Notification. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.
          7.2 Insurance. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.
          7.3 Defense. In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in any such proceeding at the Indemnitee’s expense; (b) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.
          7.4 Compliance with Articles of Incorporation. An Indemnitee who complies with Sections 7.1 and 7.3 shall be deemed to have not “unreasonably refused to permit the Company at its own expense and through counsel of its own choosing to defend the Indemnitee in the action.” As a result, in the event of such compliance, the Company shall not be entitled to refuse indemnification pursuant to the first paragraph of Article IX of the Company’s articles of incorporation.
     8. Determination of Right to Indemnification.
          8.1 Success on Merits. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue, or proceeding described therein, the Company shall indemnify the Indemnitee against liability and against expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of such proceeding, or such claim, issue, or proceeding, as the case may be.
          8.2 Proof by Company. In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.3 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.
          8.3 Applicable Forums. The Company may not indemnify a director or officer under Section 4.2 of this Agreement unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 4.2 of this Agreement.
                     (a) The determination shall be made either of the following:

                (i) By the Board by a majority vote of the directors not at the time parties to the proceeding.
                (ii) By special legal counsel (A) selected by majority vote of the disinterested directors or (B) if there are no disinterested directors, selected by majority vote of the Board.
                (iii) By the shareholders, but shares owned or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.
          (b) Neither special legal counsel nor any shareholder has any liability whatsoever for a determination made pursuant to this section. In voting pursuant to subsection B of this section, directors shall discharge their duty in accordance with Section 10-830 of the Arizona Revised Statutes.
          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (a)(ii), paragraph 2 of this Section 8.3 to select counsel.
     8.4 Submission. As soon as practicable, and in no event later than 30 days after the forum has been selected pursuant to Section 8.3 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.
     8.5 Court Ordered Indemnification. A director or officer of the Company who is a party to a proceeding may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary may order indemnification or advance for expenses if the court determines either of the following:
          (a) The director or officer is entitled to mandatory indemnification under Section 10-852 of the Arizona Revised Statutes and contemplated in Sections 4.1, 6.1, and 6.2 of this Agreement.
          (b) The director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, (i) whether or not the director or officer met the following standard of conduct: (A) the conduct of director or officer was in good faith, (B) the director or officer reasonably believed that the conduct was in the best interests of the Company in the case of conduct in an official capacity, (C) the director or officer reasonably believed that the conduct was at least not opposed to the best interests of the Company in all other cases, (D) the director or officer had no reasonable cause to believe the conduct was unlawful in the case of any criminal proceedings, or (ii) whether or not the director or officer was adjudged liable to the Company in connection with a proceeding by or in the right of the Company or the director or officer was adjudged on the basis that financial benefit was improperly received by the director or officer in connection with any proceeding (other than by or in the right of the Company) charging improper financial benefit to the director or officer, but if the director or officer was adjudged liable under Section 10-851D of the Arizona Revised Statutes as contemplated by Section 8.5(b)(ii) of this Agreement, indemnification is limited to reasonable expenses incurred.
     8.6 Expenses for Interpretation. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.
   9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
     9.1 Outside Directors and Officers. The Company shall not provide the indemnification or advances of expenses to an outside director or officer as provided in Sections 4.1 or 6.2 of this Agreement if a court of competent jurisdiction has determined before payment (a) that the outside director or officer failed to meet the following standards: (i) the conduct of the director or officer was in good faith, (ii) the director or officer believed that the conduct was in the best interests of the Company in the case of conduct in an official capacity, (iii) the director or officer reasonably believed that the conduct was at least not opposed to the best interests of the Company in all other cases, (iv) the director or officer had no reasonable cause to believe the conduct was unlawful in the case of any criminal proceeding, and (v) the director or officer reasonably believed the conduct with respect to an employee benefit plan was in the interests of the participants in and beneficiaries of the employee benefit plan, and (b) a court of competent jurisdiction does not otherwise authorize payment as contemplated by Section 8.5 of this Agreement and provided in Section 10-854 of the Arizona Revised Statutes. The Company shall not delay payment of indemnification or expenses as provided in Sections 4.1 or 6.2 of this Agreement for more than 60 days after a request is made unless ordered to do so by a court of competent jurisdiction.
     9.2 Directors and Officers. The Company may not indemnify a director or officer as provided in Section 4.2 or Section 6.4 of this Agreement:
          (a) the director or officer was adjudged liable to the Company in connection with a proceeding by or in the right of the Company; or
          (b) the director or officer was adjudged liable in connection with any other proceeding charging improper financial benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, on the basis that financial benefit was improperly received by the director or officer.
     9.3 Officers. If an individual is an officer but not a director or an individual is both an officer and a director but the basis of which such individual is made party to the proceeding is an act of omission solely as an officer, indemnification will not be available under Sections 4.1, 4.2, 6.2, or 6.3 of this Agreement for any of the following:
                (a) Liability in connection with a proceeding by or in the right of the Company other than for reasonable expenses incurred in connection with the proceeding; or
                (b) Liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional inflection of harm on the Company or its shareholders, or (iii) an intentional violation of criminal law.
          9.4 Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or
          9.5 Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or
          9.6 Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or
          9.7 Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.
     10. Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying the Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of the Indemnitee.

     11. General Provisions.
          11.1 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.
          11.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.
          11.3 Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
          11.4 Subrogation. In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
          11.5 Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.
          11.6 Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          11.7 Notice. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

          11.8 Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the state of Arizona, as applied to contracts between Arizona residents entered into and to be performed entirely within Arizona.
          11.9 Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the state of Arizona for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
          11.10 Attorneys’ Fees. In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any proceeding described in Section 3), the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.
     IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

INDEMNITEE:	INTER-TEL, INCORPORATED
an Arizona corporation

By:

Title:

Date: